Exhibit (a)(1)(B)
LETTER OF TRANSMITTAL
To accompany Certificates of
Outstanding Shares of Hampton Roads Bankshares, Inc.
8.75% Noncumulative Perpetual Preferred Stock, Series A (CUSIP No. 409321205)
12.00% Noncumulative Perpetual Preferred Stock, Series B (CUSIP No. 409321304)
Pursuant to the Offer to Exchange dated August 30, 2010
     This document (the “Letter of Transmittal”) relates to the exchange of a number of properly tendered and accepted shares of preferred stock listed in the table below (collectively, the “Preferred Stock” and each series of Preferred Stock, a “series”) for newly issued shares of our common stock, (the “Common Stock”). The terms and conditions of the exchange offer are set forth in the offer to exchange dated August 30, 2010 (the “Exchange Offer Memorandum”) and this Letter of Transmittal and accompanying instructions. Capitalized terms not otherwise defined herein shall have the meaning ascribed such terms in the Exchange Offer Memorandum.
Completed Letters of Transmittal and any other documents required in connection with tenders of the Preferred Stock should be directed to the following, which serves as both Exchange Agent
and Information Agent for the Exchange Offers:
Hampton Roads Bankshares, Inc.
c/o Douglas J. Glenn
Executive Vice President, General Counsel, and Chief Operating Officer
999 Waterside Dr., Suite 200
Norfolk, Virginia 23510
If you have any questions, please call (757) 217-3634 or e-mail dglenn@bofhr.com
     Any requests for information concerning the exchange offer, for assistance in connection with the exchange offer, or for additional copies of the Exchange Offer Memorandum or related materials may be directed to the address or telephone numbers set forth above. A Holder may also contact such Holder’s broker, dealer, commercial bank, trust company or other custodian for assistance concerning the exchange offer.
DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN
AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY
OF THE LETTER OF TRANSMITTAL.
NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ THE LETTER AGREEMENT AND ACCOMPANYING INSTRUCTIONS CAREFULLY

Description of Certificates Tendered
(Please complete table. Attach list if necessary.)

Total Number of
Name and Address of Registered Holder(s)	Certificate	Shares Represented by	If Lost,
(Fill in exactly as appears on certificate(s))	Number(s)	Certificate(s)	Mark [X]
☐
☐
☐
☐
Total Shares

Note:	If any certificates for shares to be tendered have been lost, please also complete the Affidavit for Lost Stock Certificate(s) on page 5.
Ladies and Gentlemen:
     Subject to the terms of the Exchange Offer Memorandum and this Letter of Transmittal, the undersigned hereby tenders to the Company the shares of the Preferred Stock indicated above. Subject to, and effective upon, the acceptance for exchange of the Preferred Stock tendered in accordance with this Letter of Transmittal, the undersigned hereby assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to the Preferred Stock tendered hereby.
     Acceptance of shares of Preferred Stock properly tendered (and not withdrawn) will be subject to the terms of the Exchange Offer Memorandum.
     The undersigned hereby irrevocably constitutes and appoints the Company, as Exchange Agent, its true and lawful agent and attorney-in-fact with respect to the tendered Preferred Stock, with full power of substitution to present such Preferred Stock for transfer on the books of the registrar, all in accordance with the terms of the Exchange Offer Memorandum. The power of attorney granted in this paragraph is an agency coupled with an interest and shall be deemed irrevocable.
     The undersigned acknowledges and agrees that a tender of Preferred Stock under the procedures described in the Exchange Offer Memorandum and in the instructions in this document and an acceptance of such Preferred Stock by the Company will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Exchange Offer Memorandum. For purposes of the Exchange Offer Memorandum, the undersigned understands that the Company will be deemed to have accepted for exchange validly tendered Preferred Stock if, as and when the Company gives oral or written notice thereof to the Exchange Agent.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Preferred Stock tendered hereby and when such tendered Preferred Stock is accepted for exchange by the Company in the Exchange Offer Memorandum, the Company will acquire good title to such shares, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Preferred Stock tendered hereby.
     Submission of this Letter of Transmittal constitutes the undersigned’s acceptance of the terms and conditions of the Exchange Offers as set forth in the Exchange Offer Memorandum. The undersigned hereby irrevocably waives (a) any and all restrictions on the sale of the Preferred Stock contained in any agreement in favor of the undersigned or to which the undersigned is a party relating to the Preferred Stock and any rights the undersigned may have under any such agreement, (b) any and all preemptive rights, rights of first refusal or first offer and registration rights with respect to the Preferred Stock or other securities of the Company or any securities issued in exchange for such shares and (c) any and all stock purchase agreements or other agreements under which such securities were purchased from the Company and any and all shareholders agreements or other agreements among shareholders of the Company or between shareholders and the Company. The foregoing waiver shall be binding upon the undersigned and the undersigned’s heirs, personal representatives, successors and assigns and shall inure to the benefit of the Company and its respective shareholders, successors and assigns.
     The undersigned shall indemnify and hold harmless each of the Company, the Information Agent and Exchange Agent and their respective directors, officers, agents, and representatives (each, an “Indemnified Party”) against any losses, claims, damages or liabilities, joint or several, to which any Indemnified Party may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon a breach of the representations and warranties or covenants contained in this Letter of Transmittal and will reimburse any Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim as such expenses are incurred.
     Notwithstanding any other provision of the Exchange Offer Memorandum, the undersigned understands that the Company’s obligation to accept for exchange a number of shares of the Preferred Stock validly tendered and not validly withdrawn under the Exchange Offer Memorandum is subject to, and conditioned upon, the satisfaction of or, where applicable, its waiver of the conditions set forth under “The Exchange Offers —Conditions of the Exchange Offers” in the Exchange Offer Memorandum. The undersigned understands that the Exchange Offer Memorandum is not conditioned on any minimum amount of Preferred Stock being tendered, however Preferred Stock will not be exchanged for Common Stock in the Exchange Offers unless the First Closing of the Private Placements and the TARP Conversion also occur.
     The undersigned understands that the Company reserves the right, subject to applicable law, to waive any and all conditions of the Exchange Offer Memorandum, extend or terminate the Exchange Offer Memorandum, or otherwise amend the Exchange Offer Memorandum.
     No authority conferred or agreed to be conferred by this Letter of Transmittal shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.
     If any term of this Letter of Transmittal or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Letter of Transmittal and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law.
     All questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Preferred Stock will be determined by the Company, in its sole discretion, and such determination shall be final and binding.
     This Letter of Transmittal shall be governed by the laws of the Commonwealth of Virginia, without giving effect to the choice of law provisions in such laws.
[Signature page follows.]

PLEASE SIGN HERE
(TO BE COMPLETED BY ALL TENDERING HOLDERS)
     This Letter of Transmittal must be signed by the registered holder(s) exactly as their name(s) appear(s) on the registered stock ledger maintained by the Company’s registrar. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company of such person’s authority to so act.

Signature(s) of Registered Holder(s) or Authorized Signatory:	_____________________________________________

_____________________________________________
[Signature(s) must be guaranteed below]

Dated: , 2010

Name(s):
(Please Type or Print)

Capacity (full title):

Address:
(Including Zip Code)

Area Code and Telephone No.:

IMPORTANT: Also complete Form W-9 or appropriate other form, as applicable

Medallion Stamp

AFFIDAVIT OF LOST STOCK CERTIFICATE(S)
     The undersigned hereby attests and certifies the following:
1.	That I am the lawful owner of the certificate(s) listed on this Letter of Transmittal as lost.

2.	That a search for the certificate(s) has been conducted and that these certificate(s) cannot be located. That these certificate(s) have not been endorsed, hypothecated, sold or had their ownership pledged or encumbered in any form, whatsoever.
     In requesting the replacement of this certificate(s), I hereby agree that:
1.	If these certificate(s) are subsequently located, they will be tendered for cancellation.

2.	That I indemnify, protect and hold harmless HAMPTON ROADS BANKSHARES, INC., Travelers Casualty & Surety Company of America, and Registrar & Transfer Company, and any other party from and against all losses, expenses, costs and damages including legal fees that may be subjected to these parties at any time in the future as a result of the cancellation and replacement of the certificate(s). All rights accruing to these parties will not be limited by their negligence, breach of duty, accident, or other obligation on the part of or by any officer or employee of the parties.
     I acknowledge that the certificate(s) will be replaced under an insurance bond underwritten by Travelers Casualty & Surety Company of America. My check, payable to the Travelers Casualty & Surety Company of America, to cover the premium of $2.25 per share of the lost stock (Minimum $25.00), is enclosed. I further acknowledge that any filing of an insurance application with materially false or misleading information is a fraudulent act and may be considered a crime.
Note: If bond premium exceeds $3,750.00 you must contact the Company at (757) 217-3634 immediately to provide additional information.

Sign Here:

Co-Owner, if any:

Date:                     , 20
[Attach your check in the amount specified above.]

INSTRUCTIONS TO LETTER OF TRANSMITTAL
To accompany Certificates of
Outstanding Shares of Hampton Roads Bankshares, Inc.
8.75% Noncumulative Perpetual Preferred Stock, Series A (CUSIP No. 409321205)
12.00% Noncumulative Perpetual Preferred Stock, Series B (CUSIP No. 409321304)
Pursuant to the Offer to Exchange dated August 30, 2010
INSTRUCTIONS FOR TENDERING CERTIFICATES
Forming Part of the Terms and Conditions of this Letter of Transmittal
          1. General. On the date of any tender for exchange, you must do each of the following in order to validly tender for exchange:
•	Complete and manually sign the Letter of Transmittal and deliver the signed letter to the Company as Exchange Agent at the address on the first page of the Letter of Transmittal;

•	surrender the certificates of your shares of Preferred Stock to the Exchange Agent;

•	execute and deliver to the Company (and not revoke) a proxy card voting your shares of Preferred Stock in favor of the Preferred Amendments. A proxy statement and proxy card relating to the special meeting called to vote on the Preferred Amendments is attached as Annex A to the Exchange Offer Memorandum.

•	if required, furnish appropriate endorsements and transfer documents; and

•	if required, pay all transfer or similar taxes.
          If your shares of Preferred Stock are held at a bank, broker, trust company or other custodian, in order to validly tender shares of Preferred Stock in the Exchange Offers, you must follow the instructions provided by your bank, broker, custodian, commercial bank, trust company or other custodian with regard to procedures for tendering your shares of Preferred Stock. You are urged to appropriately instruct your bank, broker, custodian, commercial bank, trust company or other custodian at least five business days prior to the Expiration Date in order to allow adequate processing time.
          The Company reserves the right to waive any defects, irregularities or conditions of tender as to particular shares of Preferred Stock.
          Any defect or irregularity in connection with tenders of shares of Preferred Stock must be cured within such time as we determine, unless waived by us. Tenders of shares of Preferred Stock shall not be deemed to have been made until all defects and irregularities have been waived by us or cured. A defective tender (which defect is not waived by us) will not constitute a valid tender of shares of Preferred Stock. None of the Company, the Exchange Agent, the Information Agent, or any other person will be under any duty to give notice of any defects or irregularities in the tenders of shares of Preferred Stock, nor will incur any liability to holders for failure to give any such notice.
          Should you have any questions as to the procedures for tendering your shares of Preferred Stock and giving consent required by the Letter of Transmittal, please call our Information Agent, Douglas J. Glenn, EVP, GC, and COO at Hampton Roads Bankshares, Inc., 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510 at (757) 217-3634 or email dglenn@bofhr.com
          2. Signature Guarantees. Signatures on the Letter of Transmittal must be guaranteed by a firm that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program or is otherwise an “eligible guarantor institution” as that term is defined in Rule 17Ad-15 under the Exchange Act (generally a member of a registered national securities exchange, a member of the Financial

Industry Regulatory Authority, Inc. (“FINRA”) or a commercial bank or trust company having an office in the United States).
          3. Guaranteed Delivery. We are not providing for guaranteed delivery procedures and therefore you must allow sufficient time for the necessary tender procedures to be completed during normal business hours prior to the Expiration Date of 5:00 p.m., New York time, on September 27, 2010. Tenders received by the Exchange Agent after the Expiration Date may be disregarded and have no effect.
          Delivery of shares of Preferred Stock and the method of delivery of all other required documents is at your election and risk and delivery will be deemed made only when actually received by the Exchange Agent. We recommend the use of a nationally recognized overnight delivery service, and if delivery of any document is by mail, we suggest that you use properly insured, registered mail, with a return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent prior to the Expiration Date.
          4. Lost Certificates. If your certificate(s) representing the Preferred Stock has been lost, stolen, or destroyed, you should check the box on the face of the Letter of Transmittal indicating that the certificate(s) is lost, complete the rest of the form including the Affidavit For Lost Certificate(s) attached to this document and return it to us along with a check payable to Travelers Casualty & Surety Company of American in the amount of $2.25 per share of the lost stock (Minimum $25.00) and with any certificate(s) of Company stock in your possession. If your bond exceeds $3,750.00 you must contact the Company immediately to provide additional information.
          5. Withdrawal of Tenders. Shares of Preferred Stock tendered may be validly withdrawn at any time before 5:00 p.m., New York City time, on the Expiration Date, but not thereafter. At that time, your tender will become irrevocable, subject only to the satisfaction or waiver of the conditions of the Exchange Offers as described under “The Exchange Offers – Conditions of the Exchange Offers” in the Exchange Offer Memorandum. If the Exchange Offers are terminated, the shares of Preferred Stock tendered in the Exchange Offers will be promptly returned to the tendering holders.
          For a withdrawal of shares of Preferred Stock to be effective, the Exchange Agent must receive a written or facsimile transmission containing a notice of withdrawal before 5:00 p.m., New York City time, on the Expiration Date. Such notice of withdrawal must (i) specify the name of the holder of shares of Preferred Stock who tendered the shares of Preferred Stock to be withdrawn, (ii) contain a description of the shares of Preferred Stock to be withdrawn and the number of shares of Preferred Stock, (iii) contain a statement that such holder of shares of Preferred Stock is withdrawing the election to tender their shares of Preferred Stock, and (iv) be signed by the holder of such shares of Preferred Stock in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of the shares of Preferred Stock. Any notice of withdrawal must identify the shares of Preferred Stock to be withdrawn. Withdrawal of shares of Preferred Stock may only be accomplished in accordance with the foregoing procedures.
          Shares of Preferred Stock validly withdrawn may thereafter be re-tendered at any time before 5:00 p.m., New York City time, on the Expiration Date by following the procedures described under “The Exchange Offers — Procedures for Tendering” in the Exchange Offer Memorandum.
          6. Important Tax Information: Form W-9. Each tendering shareholder is required to provide Registrar and Transfer Company with such holder’s correct Taxpayer Identification Number (“TIN”) on the attached Form W-9 and to certify whether the shareholder is subject to backup withholding. Failure to provide such information on the form may subject the tendering shareholder to federal income tax withholding at the applicable withholding rate on the exchange offer consideration made to such tendering shareholder with respect to the shares. If such holder is an individual, the TIN is his or her Social Security number. A holder must cross out item (2) in Part 2 of Form W-9 if such holder is subject to backup withholding.

          Certain holders, (including, among others, all corporations and certain foreign individuals) are exempt from these backup withholding reporting requirements. Exempt holders should indicate their exempt status by checking the box in the Form W-9. In order for a foreign individual to qualify as an exempt recipient, such individual must submit a statement, signed under penalties of perjury, attesting to such individual’s exempt status. Forms of such statements may be obtained from Registrar and Transfer Company. If backup withholding applies, Registrar and Transfer Company is required to withhold tax at the applicable rate of the exchange offer consideration made to the holder or other payee. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.
          7. Inquiries. Any questions and requests for assistance, or requests for additional copies of this Letter of Transmittal, the Exchange Offer Memorandum and other related documents should be directed to the Information Agent, Douglas J. Glenn, EVP, GC, and COO at Hampton Roads Bankshares, Inc., 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510 at (757) 217-3634 or email dglenn@bofhr.com